Exhibit 10.2

EXECUTION VERSION

AMENDED AND RESTATED LOAN SALE AND CONTRIBUTION AGREEMENT

by and between

FIFTH STREET SENIOR FLOATING RATE CORP.,
as the Seller

and

FS SENIOR FUNDING LLC,
as the Buyer

Dated as of October 16, 2014

Table of Contents

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Table of Contents

(continued)

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AMENDED AND RESTATED LOAN SALE AND CONTRIBUTION AGREEMENT

THIS AMENDED AND RESTATED LOAN SALE AND CONTRIBUTION AGREEMENT, dated as of October 16, 2014 (this “Agreement”), is between FIFTH STREET SENIOR FLOATING RATE CORP., a Delaware corporation (together with its successors and assigns, “Fifth Street,” and in its capacity as seller hereunder, together with its successors and assigns, the “Seller”) and FS SENIOR FUNDING LLC, a Delaware limited liability company (together with its successors and assigns, the “Buyer”).

WHEREAS, the Seller and the Buyer entered into a Loan Sale and Contribution Agreement, dated as of November 1, 2013 (the “Original Agreement”), and the parties hereto now desire to amend and restate the Original Agreement to, inter alia, make such changes as are necessary or in the interests of the parties;

WHEREAS, in the regular course of its business, the Seller originates and/or otherwise acquires Collateral Loans;

WHEREAS, pursuant to the Original Agreement and this Agreement, the Buyer has purchased and may from time to time continue to purchase certain assets from the Seller and the Seller has sold and may from time to time continue to sell and/or contribute to the Buyer certain assets originated or acquired by the Seller in its normal course of business, together with, among other things, certain related security interests and rights of payment thereunder;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

Capitalized terms used but not defined in this Agreement shall have the meanings attributed to such terms in the Credit Agreement. In addition, as used herein, the following defined terms shall have the following meanings:

“Agreement” means this Amended and Restated Loan Sale and Contribution Agreement, as the same shall be amended, supplemented, restated or modified from time to time.

“Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, public body, administrative tribunal, central bank, public office, court, arbitration or mediation panel, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government, including the FINRA, the SEC, the stock exchanges, any Federal, state, territorial, county, municipal or other government or governmental agency, arbitrator, board, body, branch, bureau, commission, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

“Buyer” shall have the meaning provided in the first paragraph of this Agreement.

“Collateral” shall have the meaning provided in Section 2.01.

“Collateral Management Agreement” means the Collateral Management Agreement, dated as of November 1, 2013, by and between Fifth Street, in its capacity as the Collateral Manager, and the Buyer, as the Borrower, as the same may be amended, supplemented, restated or modified from time to time.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of October 16, 2014, by and among the Buyer, as Borrower, Natixis, New York Branch, as Administrative Agent, U.S. Bank, National Association, as Collateral Agent and Custodian, and the Lenders from time to time party thereto, as the same may be amended, supplemented, restated or modified from time to time.

“Event of Bankruptcy” means (a) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Seller or its debts, or of all or a substantial part of its assets, under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of all or a receiver, trustee, custodian, sequestrator, conservator or similar official for the Seller or for all or a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 consecutive days; (b) an order or decree approving or ordering any of the actions described in clause (a) shall be entered and the continuance of any such order or decree is unstayed and in effect for a period of 60 consecutive days; or (c) the Seller shall: (i) be wound up or dissolved, (ii) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (iii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (a) of this definition, (iv) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Seller or for all or a substantial part of its assets, (v) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (vi) cease to be able to, or admit in writing its inability to, pay its debts as they become due and payable, or make a general assignment for the benefit of creditors or (vii) take any action for the purpose of effecting any of the foregoing.

“Excluded Amounts” means (a) any amount received by, on or with respect to any Collateral Loan in the Collateral, which amount is attributable to the payment of any tax, fee or other charge imposed by any applicable Authority on such Collateral Loan and to the extent such amount is attributable to a time prior to the Purchase Date, (b) any amount representing escrows relating to taxes, insurance and other amounts in connection with any Collateral Loan which is held in an escrow account for the benefit of the related Obligor and the secured party (other than the Seller in its capacity as lender with respect to such Collateral Loan) pursuant to escrow arrangements, (c) any amount with respect to any Collateral Loan repurchased or substituted by the Seller under Article VI to the extent such amount is attributable to a time after the effective date of such repurchase or substitution, (d) any origination fee retained by the Seller in connection with the origination of any Collateral Loan and (e) any Equity Security related to any Collateral Loan that the Seller determines will not be transferred to the Buyer by the Seller in connection with the sale of any related Collateral Loan hereunder.

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“Fifth Street” shall have the meaning provided in the first paragraph of this Agreement.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents, orders and other authorizations of all Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filings with all Authorities.

“Indemnified Party” shall have the meaning provided in Section 7.01.

“Loan List” means the list of Collateral Loans provided by the Seller to the Buyer on each Purchase Date and incorporated as Schedule I to this Agreement by reference, as such list may be amended, supplemented or modified from time to time in accordance with this Agreement.

“Original Agreement” shall have the meaning provided in the recitals of this Agreement.

“Participation” shall have the meaning provided in Section 2.04(a).

“Payment in Full” means payment in full in cash of all Obligations (other than any unasserted contingent obligations), including without limitation all principal, interest, Commitment Fees, Administrative Expenses and fees, if any, payable under the Engagement Letter or any fee letter entered into in connection with the Loan Documents.

“Payment in Full Date” means the date on which a Payment in Full occurs and the Commitments are terminated.

“Purchase” means a purchase, transfer, settlement or other acquisition by the Buyer of Collateral from or as directed by the Seller pursuant to Section 2.01.

“Purchase Date” means any day on which any Collateral is acquired by the Buyer pursuant to the terms of this Agreement (including any Substitution Date), and including, for the avoidance of doubt, any day on which any Collateral is settled directly with the Buyer from a third party in a transaction intermediated, arranged and underwritten by the Seller and any day on which any Collateral is settled with the Buyer in a transaction in which the Buyer is the designee of the Seller under the instruments of conveyance relating to the applicable Collateral.

“Purchase Price” shall have the meaning provided in Section 2.02.

"Rating Condition" means, with respect to any action taken by the Seller specified in Section 5.02(e), a condition that is satisfied if DBRS has been notified in writing by the Borrower of such action or proposed action and none of the Borrower, the Collateral Manager, the Seller or any of the Secured Parties has received a written communication (including by electronic messages, facsimile, press release, posting to its internet website, or other means deemed acceptable to DBRS) objecting to such action or proposed action from DBRS within 10 Business Days following such notification by the Borrower; provided that such 10 Business Day period may be waived in writing by DBRS in its sole discretion.  If at any time the Loans are not then rated by DBRS, the Rating Condition will automatically be deemed to be satisfied at such time with respect to any action or proposed action.

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“Related Contracts” means all credit agreements, indentures, notes, security agreements, leases, financing statements, guaranties, and other contracts, agreements, instruments and other papers evidencing, securing, guaranteeing or otherwise relating to any Collateral Loan or Eligible Instrument or other investment with respect to any Collateral or proceeds thereof (including the related Underlying Instruments), together with all of the Seller’s right, title and interest in, to and under all property or assets securing or otherwise relating to any Collateral Loan or other loan or security of the Seller or Eligible Instrument or other investment with respect to any Collateral or proceeds thereof or any Related Contract.

“Replaced Loan” shall have the meaning provided in Section 6.01.

“Repurchase Price” means, on any date of determination with respect to any Credit Risk Loan or Defaulted Loan with respect to which the Seller elects to exercise its option to repurchase pursuant to Section 6.02 of this Agreement, an amount equal to at least the Market Value of such Credit Risk Loan or Defaulted Loan in accordance with Section 10.1(a)(vii) of the Credit Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provisions shall be deemed to be a reference to any successor statutory or regulatory provision.

“Seller” shall have the meaning provided in the first paragraph of this Agreement.

“Substitute Loan” shall have the meaning provided in Section 6.01.

“Substitution Date” means any date on which the Seller transfers a Substitute Loan to the Buyer.

Section 1.02 Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States. The symbol “$” shall mean the lawful currency of the United States of America. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Section 1.03 Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding”.

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Section 1.04 Interpretation.

In this Agreement, unless a contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Loan Documents;

(iii) references to “including” means “including, without limitation”;

(iv) reference to day or days without further qualification means calendar days;

(v) unless otherwise stated, reference to any time means New York, New York time;

(vi) references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(vii) reference to any agreement (including any Loan Document), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Loan Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefore; and

(viii) reference to any applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any applicable law means that provision of such applicable law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.

Section 1.05 References.

All section references (including references to the preamble), unless otherwise indicated, shall be to Sections (and the preamble) in this Agreement.

Section 1.06 Calculations.

Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360 day year and the actual days elapsed in the relevant period and will be carried out to at least three decimal places.

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ARTICLE II

TRANSFER OF COLLATERAL LOAN ASSETS

Section 2.01 Sale, Transfer and Assignment.

(a) On the terms and subject to the conditions set forth in this Agreement (including the conditions to purchase set forth in Article III), on each Purchase Date, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Buyer, and the Buyer hereby Purchases and takes from the Seller all right, title and interest (whether now owned or hereafter acquired or arising and wherever located) of the Seller (including all obligations of the Seller as lender to fund any Revolving Collateral Loan or Delayed Funding Loan conveyed by the Seller to Buyer hereunder which obligations Buyer hereby assumes) in the property identified in clauses (i) - (v) below and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, accessions, proceeds and other property consisting of, arising out of, or related to any of the following (in each case excluding the Excluded Amounts) (collectively, the “Collateral”):

(i) the Collateral Loans listed on each Loan List delivered by the Seller to the Buyer from time to time pursuant to this Agreement and all monies due, to become due or paid in respect of such Collateral Loans on and after the related Purchase Date, including but not limited to all Collections and other recoveries thereon, in each case as they arise after the related Purchase Date;

(ii) all Liens with respect to the Collateral Loans referred to in clause (i) above;

(iii) all Related Contracts with respect to the Collateral Loans referred to in clause (i) above;

(iv) all collateral security granted under any Related Contracts; and

(v) all income and proceeds of the foregoing.

For the avoidance of doubt, and without limiting the foregoing, the term “Collateral” shall, for all purposes of this Agreement, be deemed to include any Collateral Loan settled directly with the Buyer from a third party in a transaction intermediated, arranged and underwritten by the Seller or any Collateral Loan acquired by the Buyer in a transaction in which the Seller passes its equitable title to the Buyer as designee of the Seller under the instruments of conveyance relating to the applicable Collateral Loan.

(b) From and after each Purchase Date, the Collateral listed on the Loan List shall be deemed to be Collateral hereunder.

(c) On any Purchase Date with respect to the Collateral to be acquired by the Buyer on that date, the Seller shall be deemed to, and hereby does, reaffirm and certify to the Buyer, the Collateral Agent, on behalf of the Secured Parties, and the Administrative Agent, as of such Purchase Date, that each of the representations and warranties in Section 4.02 is true and correct as of such Purchase Date.

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(d) Except as specifically provided in this Agreement, the sale and purchase of Collateral under this Agreement shall be without recourse to the Seller; it being understood that the Seller shall be liable to the Buyer for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Seller for the credit risk of the Obligors.

(e) In connection with each Purchase of Collateral as contemplated by this Agreement, the Buyer hereby directs the Seller to, and the Seller agrees that it will deliver in accordance with the Credit Agreement, or cause to be delivered in accordance with the Credit Agreement (on behalf of the Borrower), to the Custodian, as agent and custodian for the Collateral Agent, each Collateral Loan being transferred to the Buyer on such Purchase Date in accordance with the applicable provisions of the Credit Agreement. Each item of Collateral shall be delivered to the Custodian by:

(i) with respect to such of the Collateral as constitutes an instrument, tangible chattel paper, a negotiable document, or money, causing the Custodian to take possession of such instrument indorsed to the Custodian or in blank, or such money, negotiable document, or tangible chattel paper, in the State of New York separate and apart from all other property held by the Custodian;

(ii) with respect to such of the Collateral as constitutes a certificated security in bearer form, causing the Custodian to take possession of the related security certificate in the State of New York;

(iii) with respect to such of the Collateral as constitutes a certificated security in registered form, causing the Custodian to take possession of the related security certificate in the State of New York, indorsed to the Custodian or in blank by an effective indorsement, or registered in the name of the Custodian, upon original issue or registration of transfer by the issuer of such certificated security;

(iv) with respect to such of the Collateral as constitutes an uncertificated security, causing the issuer of such uncertificated security to register the Custodian or its nominee for the account of the Custodian as the registered owner of such uncertificated security;

(v) with respect to such of the Collateral as constitutes a security entitlement, causing the Securities Intermediary to indicate by book entry that the financial asset relating to such security entitlement has been credited to the Custodial Account;

(vi) with respect to such of the Collateral as constitutes a deposit account, causing such deposit account to be established and maintained in the name of the Collateral Agent or the Custodian, as applicable, by a bank the jurisdiction of which for purposes of the UCC is the State of New York; and

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(vii) taking such additional or alternative procedures as may hereafter become appropriate to grant a first priority, perfected security interest in such items of the Collateral to the Collateral Agent, consistent with applicable law or regulations.

If any item of Collateral is a financial asset issued by an issuer that is not the United States of America, an agency or instrumentality thereof, or some other United States person or entity, and if such item cannot be delivered as set forth above, such item may be delivered by the Collateral Agent holding such item in an account created and maintained in the name of the Collateral Agent with a banking or securities institution or a clearing agency or system located outside the United States such that the Collateral Agent holds a first priority, perfected security interest in such item of Collateral.

The Seller represents and warrants that each Collateral Loan purchased prior to the date hereof pursuant to the Original Agreement has been delivered in accordance with the requirements of this clause (e).

The Seller shall record and file (or cause to be recorded or filed) on or before the related Purchase Date all financing statements, and the Seller agrees to record and file (or cause to be recorded or filed) after the related Purchase Date all appropriate financing statements, continuation statements, and other amendments, meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Collateral Agent and the Secured Parties in the Collateral under the applicable Uniform Commercial Code against all creditors of and purchasers from the Seller. The Seller promptly shall deliver (or cause to be delivered) file-stamped copies of such financing statements, continuation statements, and amendments to the Collateral Agent and the Administrative Agent. The Seller shall also take such action requested by the Buyer or the Administrative Agent, from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer has an enforceable ownership interest and its assigns under the Credit Agreement have an enforceable and perfected security interest in the Collateral Purchased by the Buyer as contemplated by this Agreement.

(f) In connection with the Purchase by the Buyer of the Collateral as contemplated by this Agreement, the Seller further agrees that it will, at its own expense, indicate clearly and unambiguously in its computer files and its financial statements, on or prior to each Purchase Date, that such Collateral has been Purchased by the Buyer in accordance with this Agreement.

(g) The Seller further agrees to deliver to the Buyer on or before each Purchase Date a computer file containing a true, complete and correct Loan List (which shall contain the related Principal Balance, outstanding principal balance, loan number and Obligor name for each Collateral Loan) as of the related Purchase Date. Such file or list shall be marked as Schedule I to this Agreement, shall be delivered to the Buyer as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement as such Schedule I may be supplemented and amended from time to time.

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Section 2.02 Purchase Price.

The purchase price for each item of Collateral sold to the Buyer by the Seller under this Agreement shall be a dollar amount equal to the fair market value thereof as determined from time to time by the Seller and the Buyer and each such transaction shall be on terms no less favorable to the Buyer than it would obtain in an comparable arm’s length transaction with a Person that is not an Affiliate (in each case, the “Purchase Price”).

Section 2.03 Payment of Purchase Price.

(a) For any transfer or purchases the Purchase Price for any Collateral sold by the Seller to the Buyer on any Purchase Date shall be paid in a combination of (i) immediately available funds in cash and (ii) if the Buyer does not have sufficient funds in cash to pay the full amount of the Purchase Price, by means of a capital contribution by the Seller to the Buyer.

(b) The Purchase Price for any Collateral Purchased by the Buyer to be settled directly with a third party on any Purchase Date shall be paid in immediately available funds, which may comprise, if the Buyer does not have sufficient funds in cash to pay the full amount of the Purchase Price (after taking into account any Loan the Buyer expects to receive pursuant to the Credit Agreement), amounts contributed by the Seller to the Buyer.

(c) Notwithstanding any provision herein to the contrary, the Seller may on any Purchase Date elect to designate all or a portion of the Collateral proposed to be transferred to the Buyer on such date as a capital contribution to the Buyer. In such event, the cash portion of the Purchase Price payable with respect to such transfer shall be reduced by that portion of the Purchase Price of the Collateral that was so contributed; provided that Collateral contributed to the Buyer as capital shall constitute Collateral for all purposes of this Agreement. To the extent the fair market value of any Collateral purchased or acquired by replacement and substitution by Buyer pursuant to this Agreement exceeds the amount of cash paid or other consideration exchanged therefore, such excess shall be deemed to be a capital contribution from the Seller to the Buyer.

(d) The Seller, in connection with each Purchase hereunder relating to any Collateral, shall be deemed to have certified, and hereby does certify, with respect to the Collateral to be Purchased by the Buyer on such day, that its representations and warranties contained in Article IV are true and correct in all material respects on and as of such day, with the same effect as though made on and as of such day.

(e) Upon the payment of the Purchase Price for any Purchase, title to the Collateral included in such Purchase shall vest in Buyer, whether or not the conditions precedent to such Purchase and the other covenants and agreements contained herein were in fact satisfied; provided that Buyer shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Seller in fact to satisfy any such condition precedent, covenant or agreement.

(f) The Seller and the Buyer acknowledge and agree that, solely for administrative convenience, any transfer document or assignment agreement (or, in the case of any underlying promissory note, any chain of endorsement) required to be executed and delivered in connection with the transfer of a Collateral Loan in accordance with the terms of any Related Contracts may reflect that the Seller is assigning such Collateral Loan directly to the Buyer. Nothing in such assignment agreements shall be deemed to impair the transfers of the Collateral Loans by the Seller to the Buyer in accordance with the terms of this Agreement.

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Section 2.04 [Intentionally Omitted].

Section 2.05 Characterization.

It is the intention of the parties hereto that the conveyance of all right, title and interest in, to and under the Collateral to the Buyer as provided in this Article II shall constitute an absolute sale, conveyance and transfer conveying good title, free and clear of any Lien and that the Collateral shall not be part of the Seller’s bankruptcy estate in the event of an Event of Bankruptcy with respect to the Seller. Furthermore, it is not intended that such conveyance be deemed a pledge of the Collateral Loans and the other Collateral to the Buyer to secure a debt or other obligation of the Seller. If, however, notwithstanding the intention of the parties, the conveyance provided for in this Article II is determined to be a transfer for security and not to be an absolute sale, then this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC and the Seller hereby grants to the Buyer a security interest in all right, title and interest in, to and under the Collateral, now existing and hereafter created, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Collateral together with all of the other obligations of the Seller hereunder. The Buyer shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative. The Seller authorizes the Buyer, the Administrative Agent and the Collateral Agent on behalf of the Secured Parties to file UCC financing statements naming the Seller as “debtor”, the Buyer as “assignor secured party” and the Collateral Agent as “assignee secured party”, or similar applicable designations, and describing the Collateral, in each jurisdiction that the Buyer deems necessary in order to protect the security interests in the Collateral granted under this Section 2.05.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01 Conditions Precedent to Closing.

The closing hereunder is subject to the satisfaction of the conditions precedent set forth in Section 3.1 of the Credit Agreement.

Section 3.02 Conditions Precedent to all Purchases.

The obligations of the Buyer to Purchase the Collateral from the Seller on any Purchase Date (including the initial Purchase Date) shall be subject to the satisfaction of the following conditions precedent that:

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(a) all representations and warranties of the Seller contained in Sections 4.01 and 4.02 shall be true and correct in all material respects on and as of such date as though made on and as of such date and shall be deemed to have been made on and as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b) the Seller shall have delivered to the Buyer a duly completed Loan List that is true, accurate and complete in all respects as of the related Purchase Date, which list shall be as of such date incorporated into and made a part of this Agreement;

(c) on and as of such Purchase Date, the Seller shall have performed all of the obligations, covenants and agreements required to be performed by it on or prior to such date pursuant to the provisions of this Agreement, including ensuring that all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s ownership interest in the Collateral Loans have been duly filed;

(d) no event has occurred and is continuing, or would result from such Purchase, that constitutes an Event of Default (unless such purchase would cure such Event of Default) and the Buyer makes such Purchase in accordance with the applicable provisions hereof and of the Credit Agreement;

(e) except in connection with the transfer of a Substitute Loan in accordance with the provisions of this Agreement and of the Credit Agreement, the final day of the Reinvestment Period shall not have occurred;

(f) the Purchase Date shall be a Business Day falling during the Commitment Period;

(g) no applicable law shall prohibit or enjoin, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of any such Purchase by the Buyer in accordance with the provisions hereof; and

(h) all corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Buyer and its assignees, and the Buyer shall have received from the Seller copies of all documents (including, without limitation, records of corporate proceedings, approvals and opinions) relevant to the transactions herein contemplated as the Buyer may reasonably have requested.

Section 3.03 Release of Excluded Amounts.

The parties acknowledge and agree that the Buyer has no interest in the Excluded Amounts. Promptly upon the receipt by or release to the Buyer of any Excluded Amounts, the Buyer hereby irrevocably agrees to deliver and release to the Seller such Excluded Amounts, which release shall be automatic and shall require no further act by the Buyer; provided that the Buyer shall execute and deliver such instruments of release and assignment or other documents, or otherwise confirm the foregoing release of such Excluded Amounts, as may be reasonably requested by the Seller in writing.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties Regarding the Seller.

As of the Effective Date and as of each Purchase Date, the Seller represents and warrants to the Buyer for the benefit of the Buyer and each of its successors and assigns that:

(a) Due Organization. The Seller is a corporation duly incorporated and validly existing under the laws of the State of Delaware, with full power, authority and legal right to own its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party.

(b) Due Qualification and Good Standing. The Seller is in good standing in the State of Delaware. The Seller is duly qualified to do business and, to the extent applicable, is in good standing and has obtained all material governmental licenses and approvals as required in Delaware and each other jurisdiction in which the failure to be so qualified, maintain good standing or obtain such license or approval, is likely to have a Material Adverse Effect.

(c) Due Authorization; Execution and Deliver; Legal, Value and Binding; Enforceability; Valid Sale. The execution and delivery by the Seller of, and the performance of its obligations under this Agreement and the other Loan Documents to which it is a party and the other instruments, certificates and agreements contemplated hereby and thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Seller and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity). This Agreement shall effect a valid sale, transfer and assignment of or grant of a security interest in the Collateral Loans from the Seller to the Buyer, enforceable against the Seller and creditors of and purchasers from the Seller, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Seller and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(d) Non-Contravention. None of the execution and delivery by the Seller of this Agreement or the other Loan Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or performance and compliance by it with the terms, conditions and provisions hereof or thereof, will (i) contravene in any material respect the terms of any Constituent Documents of the Seller, or any amendment thereof, (ii) (A) contravene in any material respect any applicable law, (B) conflict in any material respect, with or result in any breach of, any of the terms and provisions of, or constitute a default under, any indenture, loan, agreement, mortgage, deed of trust or other contractual restriction binding on or affecting it or any of its assets, or (C) contravene in any material respect any order, writ, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, or constitute a default under, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates), in each case which would have a Material Adverse Effect.

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(e) Governmental Authorizations; Governmental Filings. Other than any filings the Seller may be required to file after the Effective Date as a public company subject to the Exchange Act and any registration it may be required to make after the Effective Date as an investment adviser pursuant to the Investment Advisers Act, the Seller has obtained, maintained and kept in full force and effect all Governmental Authorizations which are necessary for it to properly carry out its business, and has made all Governmental Filings necessary for the execution and delivery by it of the Loan Documents to which it is a party and the performance by the Seller of its obligations under this Agreement and the other Loan Documents, and no Governmental Authorization or Governmental Filing which has not been obtained or made is required to be obtained or made by it in connection with the execution and delivery by it of any Loan Document to which it is a party or the performance of its obligations under this Agreement and the other Loan Documents to which it is a party.

(f) Compliance with Applicable Law. The Seller has duly observed and complied with all applicable laws, including the Securities Act and the Investment Company Act, relating to the conduct of its business and its assets except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(g) Taxes. The Seller has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any applicable Authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Seller).

(h) Place of Business; No Changes. The Seller’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The Seller has not changed its name, whether by amendment of its certificate of incorporation, by reorganization or otherwise, and has not changed its location within the four months preceding the Effective Date.

(i) [Intentionally Omitted].

(j) Sale Treatment. Other than for accounting and tax purposes, the Seller has treated the transfer of Collateral Loans to the Buyer for all purposes as a sale and/or capital contribution and purchase on all of its relevant books and records.

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(k) Security Interest.

(i) As described in Section 2.05 hereof, it is the intention of the parties hereto that the conveyance of the Collateral to the Buyer be, and be construed as, an absolute sale without recourse. If, however, notwithstanding the intention of the parties, such conveyance is determined for any reason not to be an absolute sale, this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Buyer in all right, title and interest of the Seller in, to and under the Collateral Loans, which security interest shall be a first priority perfected security interest prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Seller upon execution and delivery of this Agreement, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Seller and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity);

(ii) the Collateral Loans, along with the Related Contracts, constitute “general intangibles,” “instruments,” “accounts,” “investment property,” or “chattel paper,” within the meaning of the applicable UCC;

(iii) the Seller owns and has, and upon the sale and transfer thereof by the Seller to the Buyer, the Buyer will have good and marketable title to such Collateral Loans free and clear of any Lien (other than Permitted Liens), claim or encumbrance of any Person;

(iv) the Seller has received all consents and approvals required by the terms of the Collateral Loans to the sale of the Collateral Loans hereunder to the Buyer (except (A) to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC and (B) for any customary procedural requirements and agents’ and/or Obligors’ consents expected to be obtained in due course in connection with the transfer of the Collateral Loans to the Buyer (except, in the case of clause (B), for any such agents’ consents where the Seller or any of its Affiliates is the agent which the Seller has or will obtain));

(v) the Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral Loans granted to the Buyer under this Agreement to the extent perfection can be achieved by filing a financing statement;

(vi) other than the security interest granted to the Buyer pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral Loans. The Seller has not authorized the filing of and is not aware of any financing statements naming the Seller as debtor that include a description of collateral covering the Collateral Loans other than any financing statement (A) relating to the security interest granted to the Buyer under this Agreement, or (B) that has been terminated or for which a release or partial release has been or will be timely filed. The Seller is not aware of the filing of any judgment or tax Lien filings against the Seller;

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(vii) except with respect to any Collateral Loan for which there is no promissory note, all original executed copies of each promissory note that constitutes or evidences the Collateral Loans have been delivered in accordance with the Credit Agreement by the Seller at the direction of the Buyer as required under the Credit Agreement; and

(viii) none of the promissory notes, if any, that constitute or evidence any Collateral Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Buyer.

(l) Value Given. The cash payments received by the Seller and the increase in the Seller’s equity interest in the Buyer as a result of any capital contribution by the Seller to the Buyer in respect of the Purchase Price of the Collateral Loans sold hereunder constitute reasonably equivalent value in consideration for the transfer to the Buyer of such Collateral Loans under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Seller to the Buyer, and such transfer was not and is not voidable or subject to avoidance under any applicable bankruptcy laws.

(m) Bulk Transfer Laws. The transfer, assignment and conveyance of the Collateral Loans by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

(n) Origination and Collection Practices. The origination and collection practices used by the Seller and any of its Affiliates with respect to each Collateral Loan prior to the Purchase Date with respect thereto have been consistent with the Servicing Standard.

(o) Lack of Intent to Hinder, Delay or Defraud. Neither the Seller nor any of its Affiliates has sold, or will sell, any interest in any Collateral Loans with any intent to hinder, delay or defraud any of their respective creditors.

(p) Nonconsolidation. The Seller conducts its affairs such that (i) the Buyer would not be substantively consolidated in the estate of the Seller and their respective separate existences would not be disregarded in the event of the Seller’s bankruptcy and (ii) in its capacity as designated manager of the Buyer, such that Buyer is in compliance with the provisions of the LLC Agreement (provided, however, the Seller does not hereby agree to maintain the solvency of the Buyer).

(q) No Proceedings. There is no action, suit or proceeding pending against or, to the actual knowledge of a Senior Authorized Officer of the Seller after due inquiry, threatened against or adversely affecting (i) the Seller or (ii) the transactions contemplated by this Agreement, before any court, arbitrator or any governmental body, agency or official, in each case, which has had or would reasonably be expected to have a Material Adverse Effect.

(r) [Intentionally Omitted].

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(s) Externally Managed Company. The Seller is an externally managed, non-diversified, closed-end management investment company.

(t) Investments. The Seller was formed on May 22, 2013, and as of September 16, 2013, it held investments of approximately $59,000,000. On July 17, 2013, the Seller announced that it raised approximately $100,000,000 in gross proceeds from its initial public offering of 6,666,668 common shares.

The representations and warranties set forth in this Section 4.01 shall survive the sale, transfer and assignment of the Collateral Loans to the Buyer. Upon discovery by a Senior Authorized Officer of either the Seller or the Buyer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other upon obtaining knowledge of such breach.

Section 4.02 Representations and Warranties of the Seller Relating to the Agreement and the Collateral.

The Seller hereby represents and warrants to the Buyer as of the Effective Date and as of each Purchase Date:

(a) Valid Transfer and Security Interest. This Agreement constitutes a valid transfer to the Buyer of all right, title and interest of the Seller in, to and under all of the Collateral, free and clear of any Lien of any Person claiming through or under the Seller or its Affiliates; provided that, the existence of any lien imposed by law on the property of an Obligor (as described in Section 1.3(o) of the Credit Agreement) of which the Seller has no knowledge shall not cause a breach of this Section 4.02(a). If the conveyances contemplated by this Agreement are determined to be a transfer for security, then this Agreement constitutes a grant of a security interest in all of the Collateral to the Buyer, which security interest is a valid and first priority perfected security interest in all Collateral, subject only to Permitted Liens. Neither the Seller nor any Person claiming through or under Seller shall have any claim to or interest in the Collection Account and if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Seller in such property as a debtor for purposes of the UCC.

(b) Eligibility of Collateral. As of the Effective Date and each Purchase Date, (i) the Loan List is an accurate and complete listing of all Collateral as of the related Purchase Date and the information contained therein with respect to the identity of such Collateral and the amounts owing thereunder is true and correct in all material respects as of the related Purchase Date and (ii) as of its Purchase Date, each such Collateral Loan satisfies or satisfied, as applicable, the definition of Collateral Loan.

(c) [Intentionally Omitted].

(d) No Fraud. Each Collateral Loan was originated without any fraud or material misrepresentation by the Seller or, to the best of the Seller’s knowledge, on the part of the Obligor.

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(e) Ordinary Course of Business. Any sale of Collateral Loans pursuant to this Agreement is in the ordinary course of business and financial affairs of the Seller. Each remittance of Collections by the Seller to the Buyer, as transferee under this Agreement, will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Buyer and (ii) made in the ordinary course of business or financial affairs of the Seller and the Buyer.

Section 4.03 Representations and Warranties Regarding the Buyer.

By its execution of this Agreement, the Buyer represents and warrants to the Seller that:

(a) Due Organization. The Buyer is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with full power and authority to own its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party;

(b) Due Qualification and Good Standing. The Buyer is in good standing in the State of Delaware. The Buyer is duly qualified to do business and, to the extent applicable, is in good standing and has obtained or will obtain all material governmental licenses and approvals in Delaware and each other jurisdiction in which the failure to be so qualified, maintain good standing or obtain such license or approval, is likely to have a Material Adverse Effect;

(c) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Buyer of, and the performance of its obligations under this Agreement, the other Loan Documents to which it is a party and the other instruments, certificates and agreements contemplated hereby or thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(d) Non-Contravention. None of the execution and delivery by the Buyer of this Agreement or the other Loan Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or performance and compliance by it with the terms, conditions and provisions hereof or thereof, will (i) contravene in any material respect or result in any breach of, any of the terms and provisions of, and will not constitute a default under, its Constituent Documents, (ii) conflict with or contravene in any material respect (A) any applicable law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, or (C) contravene in any material respect any order, writ, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, or constitute a default under, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates), in each case which would have a Material Adverse Effect;

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(e) Governmental Authorizations; Governmental Filings. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Loan Document (to which it is a party) or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect or those recordings and filings in connection with the Liens granted to the Collateral Agent under the Loan Documents, except for any order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption, that, if not obtained, would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(f) [Intentionally Omitted.]

(g) Place of Business; No Changes. The Buyer’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The Buyer has not changed its name, whether by amendment of its certificate of formation, by reorganization or otherwise, and has not changed its location, within the four months preceding the Effective Date.

(h) Sale Treatment. Other than for accounting and tax purposes, the Buyer has treated the transfer of Collateral Loans from the Seller for all purposes as a sale and purchase on all of its relevant books and records and other applicable documents.

(i) Ordinary Course of Business. Any purchase or sale of Collateral Loans pursuant to this Agreement is in the ordinary course of business and financial affairs of the Buyer. Each remittance of Collections by the Seller to the Buyer, as transferee under this Agreement, will have been received by the Buyer in the ordinary course of business or financial affairs of the Buyer.

ARTICLE V

COVENANTS

Section 5.01 Affirmative Covenants of the Seller.

From the date hereof until the Payment in Full Date:

(a) Compliance with Laws. The Seller will comply in all material respects with all applicable requirements of law with respect to the Collateral Loans.

(b) Preservation of Corporate Existence. The Seller will preserve and maintain its corporate existence, material rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or would reasonably be expected to have, a Material Adverse Effect.

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(c) Performance and Compliance with Collateral. The Seller will, at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under all agreements related to such Collateral.

(d) Protection of Interest in Collateral. With respect to the Collateral Purchased by the Buyer, the Seller will (i) sell such Collateral pursuant to and in accordance with the terms of this Agreement, (ii) (at the Seller’s expense) take all action necessary to perfect, protect and more fully evidence the Buyer’s or its assignee’s ownership of or security interest in such Collateral free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including, without limitation, (a) filing and maintaining (at the Seller’s expense), effective financing statements naming the Seller, as debtor, the Buyer, as secured party, and the Collateral Agent, as assignee, in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, and (b) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, and (iii) take all additional action that the Buyer and the Collateral Agent or the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral and of the Collateral Agent under the Credit Agreement.

(e) Delivery of Collections. The Seller will cause all payments relating to all Collateral to be remitted directly to the Collection Account. In the event any payments relating to any Collateral are remitted directly to the Seller or any Affiliate of the Seller, the Seller will remit (or will cause all such payments to be remitted) directly to the Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, the Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Buyer (and its assignees).

(f) Separate Identity. The Seller acknowledges that the Administrative Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by the Credit Agreement in reliance upon the Buyer’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller. Therefore, from and after the date of execution and delivery of this Agreement, the Seller will take all reasonable steps to maintain the Buyer’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller and to make it manifest to third parties that the Buyer is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate (except as otherwise required under GAAP or applicable tax law). Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller agrees that:

(i) the Seller will take all other actions necessary on its part to ensure that the Buyer is at all times in compliance with Section 5.18 of the Credit Agreement (provided, however, that the Seller does not hereby guaranty the solvency of the Buyer);

(ii) the Seller shall maintain corporate records and books of account separate from those of the Buyer;

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(iii) the annual financial statements of the Seller shall disclose the effects of the Seller’s transactions in accordance with GAAP and the annual financial statements of the Seller shall not reflect in any way that the assets of the Buyer, including, without limitation, the Collateral, could be available to pay creditors of the Seller or any other Affiliate of the Seller;

(iv) the Seller shall maintain an arm’s–length relationship with the Buyer and will not hold itself out as being liable for the debts of the Buyer;

(v) except as otherwise permitted under the Credit Agreement, the Seller shall keep its assets and its liabilities wholly separate from those of the Buyer or, other than by reason of owning equity interests of the Buyer, for any decisions or actions relating to the Buyer;

(vi) the Seller will avoid the appearance, and promptly correct any known misperception of any of the Seller’s creditors, that the assets of the Buyer are available to pay the obligations and debts of the Seller;

(vii) to the extent that the Seller services the Collateral Loans and performs other services on the Buyer’s behalf, the Seller will clearly identify itself as an agent for the Buyer in the performance of such duties; provided, however, that the Seller will not be required to so identify itself when communicating with the Obligors not in its capacity as agent for the Buyer but rather in its capacity as agent for a group of lenders; and

(viii) the Seller shall take or refrain from taking, as applicable, each of the activities specified or assumed in the true sale and non-consolidation opinions of Dechert LLP delivered on November 1, 2013, upon which the conclusions expressed therein are based.

(g) Cooperation with Requests for Information or Documents. The Seller will cooperate fully with all reasonable requests of the Buyer regarding the provision of any information or documents in the possession of or reasonably obtainable by the Seller without undue burden or expense which are necessary or desirable, including the provision of such information or documents in electronic or machine–readable format, to allow each of the Buyer and its assignees to carry out their responsibilities under the Loan Documents.

Section 5.02 Negative Covenants of the Seller.

From the date hereof until the Payment in Full Date:

(a) Security Interests. Except for the transfers hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Collateral Loan, whether now existing or hereafter transferred hereunder, or any interest therein. The Seller will promptly notify the buyer of the existence of any Lien on any Collateral Loan and the Seller shall defend to right, title and interest of the Buyer and its assignees in, to and under the Collateral Loans, against all claims of third parties, provided that nothing in this Section 5.02(a) shall prevent or be deemed to prohibit the Liens created under the Credit Agreement; provided further that, the existence of any lien imposed by law on the property of an Obligor (as described in Section 1.3(o) of the Credit Agreement) of which the Seller has no knowledge shall not cause a breach of this Section 5.02(a).

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(b) Change of Name or Location of Loan Files. The Seller shall not change its name, move the location of its principal place of business and chief executive office, or change the jurisdiction of its incorporation, unless the Seller gives 30 days’ prior written notice thereof to the Buyer, the Collateral Agent and the Administrative Agent and takes all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Buyer and the Collateral Agent, for the benefit of the Secured Parties, in the Collateral.

(c) Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Collateral by the Seller to the Buyer; provided that for federal income tax reporting purposes, the Buyer is treated as a “disregarded entity” and, therefore, the transfer of Collateral by the Seller to the Buyer hereunder will not be recognized.

(d) Change in Payment Instructions to Obligor. The Seller shall not make any change in its instructions to Obligors regarding payments to be made to the Collection Account, unless the Administrative Agent shall have given its prior written consent to such change.

ARTICLE VI

Option to repurchase AND SUBSTITute collateral loans

Section 6.01 Substitution of Collateral Loans.

On any day prior to the occurrence of an Event of Default (and thereafter with the prior consent of the Administrative Agent) and so long as the Buyer is permitted to do so pursuant to Section 10.1(a)(vii) of the Credit Agreement, the Seller may, subject to the conditions set forth in this Section 6.01, replace any Credit Risk Loan or Defaulted Loan with one or more other Collateral Loans, provided that no such replacement shall occur unless each of the following conditions is satisfied as of the date of such replacement and substitution:

(a) the Seller has notified the Buyer, the Collateral Agent and the Administrative Agent in writing identifying the Collateral Loan to be replaced (a “Replaced Loan”) and the Collateral Loan(s) to be substituted therefore (each, a “Substitute Loan”);

(b) each Substitute Loan is a Collateral Loan meeting the requirements set forth in the definition of Collateral Loan on the date of substitution;

(c) the aggregate outstanding principal balance of such Substitute Loan(s) shall be equal to or greater than the outstanding principal balance of such Replaced Loan(s);

(d) the substitution of any Substitute Loan will not cause a Default or an Event of Default to occur;

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(e) the Repurchase and Substitution Limits applicable to any such substitution are satisfied;

(f) after giving effect to any such substitution, each Coverage Test shall be satisfied;

(g) after giving effect to any such substitution, each Collateral Quality Test is maintained or improved;

(h) after giving effect to any such substitution, the Eligibility Criteria shall be satisfied;

(i) the Seller shall deliver to the Buyer on the date of such substitution a revised Schedule I that shall include such Substitute Loan(s) and shall have deleted such Replaced Loan(s); and

(j) the Seller shall deliver to the Buyer, the Collateral Agent and the Administrative Agent on the date of such substitution a certificate of an Authorized Officer stating that the foregoing conditions have been or will be met upon such replacement and substitution and an assignment substantially in the form of Exhibit A hereto with respect to such Substitute Loan(s).

Section 6.02 Seller’s Optional Right to Repurchase Collateral Loans.

(a) In addition to its right of substitution hereunder, on any day prior to the occurrence of an Event of Default (and thereafter with the prior consent of the Administrative Agent) and so long as the Buyer is permitted to do so pursuant to Section 10.1(a)(vii) of the Credit Agreement, the Seller may, subject to the conditions set forth in this Section 6.02, repurchase any Credit Risk Loan or Defaulted Loan at the Repurchase Price, provided that no such repurchase shall occur unless each of the following conditions is satisfied as of the date thereof:

(i) the Repurchase and Substitution Limits applicable to any such repurchase are satisfied;

(ii) the Seller shall deposit in the Collection Account the Repurchase Price with respect to such Credit Risk Loan or Defaulted Loan as of the date of such repurchase.

(b) Promptly upon request of the Seller to do so, the Buyer (or the Collateral Manager on its behalf) shall determine the Repurchase Price and shall notify the Seller of each thereof and of the Repurchase Price with respect thereto should the Seller elect to exercise its repurchase option. No later than ten (10) Business Days after receipt of such information, the Seller may, at its option, by written notice to the Buyer, the Collateral Manager, the Administrative Agent and the Collateral Agent, elect to exercise its right to repurchase such Credit Risk Loan or Defaulted Loan and, on such date or within five (5) Business Days thereafter, repurchase such Credit Risk Loan or Defaulted Loan. Failure by the Seller to exercise such option to repurchase any Credit Risk Loan or Defaulted Loan at any time shall not affect the ability of the Seller to exercise such right at a later date with respect to such Credit Risk Loan or Defaulted Loan provided the Repurchase Price is redetermined at such later time.

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(c) Contemporaneously with the receipt of the Repurchase Price, the Buyer shall sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, all the right, title and interest of the Buyer in, to and under any Credit Risk Loan or Defaulted Loan repurchased by the Seller pursuant to Section 6.02(a), and the Buyer shall cause the Collateral Agent to release the Lien of the Credit Agreement thereon.

ARTICLE VII

INDEMNIFICATION BY THE ORIGINATOR

Section 7.01 Indemnification.

The Seller agrees to indemnify, defend and hold harmless the Buyer, its officers, directors, employees and agents (any one of which is an “Indemnified Party”) from and against any and all claims, losses, penalties, fines, forfeitures, judgments (provided that any indemnification for damages is limited to actual damages, not consequential, special or punitive damages), reasonable legal fees and related costs and any other reasonable costs, fees and expenses that such Person may sustain as a result of the Seller’s fraud or the failure of the Seller to perform its duties in compliance in all material respects with the terms of this Agreement, except to the extent arising from gross negligence, willful misconduct or fraud by the Person claiming indemnification, provided that the Seller shall not be liable for any consequential (including loss of profit), indirect, special or punitive damages hereunder. Any Person seeking indemnification hereunder shall promptly notify the Seller if such Person receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim of indemnification hereunder but failure to provide such notice shall not relieve the Seller of its indemnification obligations hereunder unless and to the extent the Seller is deprived of material substantive or procedural rights or defenses as a result thereof. The Seller shall assume (with the consent of the Indemnified Party, such consent not to be unreasonably withheld) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Indemnified Party in respect of such claim. The parties agree that the provisions of this Section 7.01 shall not be interpreted to provide recourse to the Seller against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an Obligor with respect to a Collateral Loan. The Seller shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Collateral Loans.

Section 7.02 Liabilities to Obligors.

Except with respect to the funding commitment assumed by the Buyer with respect to any Delayed Funding Loan or Revolving Collateral Loan, no obligation or liability to any Obligor under any of the Collateral Loans is intended to be assumed by the Buyer, the Collateral Agent or any of the other the Secured Parties under or as a result of this Agreement and the transactions contemplated hereby.

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Section 7.03 Operation of Indemnities.

If the Seller has made any indemnity payments to an Indemnified Party pursuant to this Article VII and such Indemnified Party thereafter collects any such amounts from others, such Indemnified Party will repay such amounts collected to the Seller.

ARTICLE VIII

TERM AND TERMINATION

Section 8.01 Termination.

This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the earlier of (i) the Payment in Full Date and (ii) with the prior written consent of the Administrative Agent, the date specified by either party upon 30 days’ prior written notice to the other party as the termination date; provided that the termination of this Agreement pursuant to this Section 8.01 shall not discharge any Person from obligations incurred prior to any such termination of this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Amendments and Waivers.

Except as provided in this Section 9.01, no amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Buyer and Seller and consented to in writing by the Majority Lenders, other than an amendment to this Agreement to incorporate by reference and/or amend a Loan List on the related Purchase Date.

Section 9.02 Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed, e-mailed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, three Business Days after being deposited in the United States mail, first class postage prepaid, (b) notice by e-mail or by facsimile mail, when electronic confirmation or verbal communication of receipt is obtained.

Section 9.03 Binding Effect; Benefit of Agreement.

This Agreement shall inure to the benefit of, and the obligations hereunder shall be binding upon, the parties hereto and their respective successors and permitted assigns. The Seller agrees that the Collateral Agent, as agent for the Secured Parties under the Credit Agreement, shall be a third party beneficiary hereof. Any permitted assigns of the Buyer shall be third-party beneficiaries of this Agreement.

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Section 9.04 Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue Service of Process.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON–EXCLUSIVE JURISDICTION OF ANY COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Each of the Buyer and the Seller agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Buyer or the Seller, as applicable, at its address specified in the signature pages to this Agreement or at such other address as the Collateral Agent and the Administrative Agent shall have been notified in accordance with the Credit Agreement. Nothing in this Section 9.04 shall affect the right of the Collateral Agent or the Administrative Agent to serve legal process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

Section 9.05 Waiver of Jury Trial.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 9.06 Certain Taxes. The Seller shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable to any applicable Authority in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder.

Section 9.07 Non-Petition.

(a) The Seller hereby agrees not to institute against, or join, cooperate with or encourage any other Person in instituting against the Buyer any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under federal or state bankruptcy or similar laws until at least one year and one day, or if longer, the applicable preference period then in effect plus one day, after the Payment in Full of the Loans and termination of all Commitments, provided that nothing in this Section 9.07 shall preclude, or be deemed to stop, the Seller (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect plus one day, in (a) any case or proceeding voluntarily filed or commenced by the Buyer or (b) any involuntary insolvency proceeding filed or commenced against the Buyer by a Person other than the Seller or its Affiliates, or (ii) from commencing against the Buyer or any properties of the Buyer any legal action which is not a bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under federal or state bankruptcy or similar laws.

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(b) The provisions of this Section 9.07 shall survive the termination of this Agreement.

Section 9.08 Recourse Against Certain Parties.

(a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Seller as contained in this Agreement, any other Loan Document or any other agreement, instrument or document entered into by it pursuant to or in connection with this Agreement or any other Loan Document shall be had against any stockholder, incorporator, authorized representative, officer, employee or director of the Seller by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise it being expressly agreed and understood that the agreements of the Seller contained in this Agreement, any other Loan Document and all of the other agreements, instruments and documents entered into by it pursuant to or in connection with this Agreement or any other Loan Document are, in each case, solely the corporate obligations of the Seller, and that no personal liability whatsoever shall attach to or be incurred by any stockholder, incorporator, authorized representative, officer, employee or director of the Seller, or any of them, under or by reason of any of the obligations, covenants or agreements of the Seller contained in this Agreement, any other Loan Document or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of each stockholder, incorporator, authorized representative, officer, employee or director of the Seller, or any of them, for breaches by the Seller of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 9.08(a) shall survive the termination of this Agreement.

(b) Notwithstanding any other provision of this Agreement, the obligations of the Buyer under this Agreement and any other Loan Document are limited recourse obligations of the Buyer payable solely from the Collateral and, following realization of the Collateral, and application of the proceeds thereof in accordance with the Priority of Payments and all obligations of and any claims by the Seller against the Buyer hereunder after any such realization and application shall be extinguished and shall not thereafter revive. No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Buyer as contained in this Agreement, any other Loan Document or any other agreement, instrument or document entered into by it pursuant to or in connection with this Agreement or any other Loan Document shall be had against any member, manager, authorized representative, officer, employee or director of the Buyer by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise it being expressly agreed and understood that the agreements of the Buyer contained in this Agreement, any other Loan Document and all of the other agreements, instruments and documents entered into by it pursuant to or in connection with this Agreement and any other Loan Document are, in each case, solely the limited liability company obligations of the Buyer, and that no personal liability whatsoever shall attach to or be incurred by any authorized representative, member, manager, officer, employee or director of the Buyer or any of them, under or by reason of any of the obligations, covenants or agreements of the Buyer contained in this Agreement, any other Loan Document or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of each authorized representative, member, manager, officer, employee or director of the Buyer, or any of them, for breaches by the Buyer of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 9.08(b) shall survive the termination of this Agreement.

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Section 9.09 Protection of Right, Title and Interest in, to and under the Collateral; Further Action Evidencing Purchases.

(a) The Seller shall cause all financing statements and continuation statements and any other necessary documents perfecting the Buyer’s security and interest in the Collateral to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the perfection and priority of the security interest of the Buyer in all property comprising the Collateral. The Seller shall deliver to the Buyer the file–stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Seller shall cooperate fully with the Buyer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 9.09(a).

(b) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that the Buyer, the Administrative Agent or the Collateral Agent, on behalf of the Secured Parties, may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the security and/or interest granted in the Collateral.

(c) If the Seller fails to perform any of its obligations hereunder, the Buyer or the Administrative Agent may (but shall not be required to) perform, or cause performance of, such obligation; and the Buyer’s, the Collateral Agent’s or the Administrative Agent’s costs and expenses incurred in connection therewith shall be payable by the Seller. The Seller irrevocably authorizes the Buyer, the Collateral Agent or the Administrative Agent at any time (so long as it has filed to perform its obligations hereunder) at the Buyer’s, the Collateral Agent’s or the Administrative Agent’s sole discretion and appoints the Collateral Agent and the Administrative Agent as its attorney–in–fact to act on behalf of the Seller (i) to execute on behalf of the Seller and to file financing statements on behalf of the Seller, as debtor, necessary or desirable in the Buyer’s, the Collateral Agent’s and the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the security interest of the Buyer (and its assignees) in the Collateral and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Buyer, the Collateral Agent or the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the security interests of the Buyer (and its assignees) in the Collateral. This appointment is coupled with an interest and is irrevocable.

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Section 9.10 Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement, together with the Credit Agreement and the other Loan Documents, to the extent that a party is a signatory thereto, and any agreements or letters (including fee letters) executed in connection herewith contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 9.11 Heading and Exhibits.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 9.12 Assignment.

Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Buyer or the Seller except as permitted by this Section 9.12 or by the Credit Agreement. Simultaneously with the execution and delivery of this Agreement, the Buyer shall collaterally assign all of its right, title and interest herein to the Collateral Agent for the benefit of the Secured Parties, to which assignment the Seller hereby expressly consents. Upon such assignment, the Seller agrees to perform its obligations hereunder for the benefit of the Collateral Agent for the benefit of the Secured Parties and the Collateral Agent, in such capacity, shall be a third party beneficiary hereof. The Collateral Agent on behalf of the Secured Parties under the Credit Agreement upon such assignment may enforce the provisions of this Agreement, exercise the rights of the Buyer and enforce the obligations of the Seller hereunder without joinder of the Buyer.

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Section 9.13 No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Buyer or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

FIFTH STREET SENIOR FLOATING RATE CORP.,
as the Seller

By: ______________________________
Name:
Title:

FS SENIOR FUNDING LLC,
as the Buyer

By: ______________________________
Name:
Title:

Exhibit A

Form of Assignment

[ Date ]

In accordance with the Loan Sale and Contribution Agreement (together with all amendments and modifications from time to time thereto, the “Agreement”), dated as of November 1, 2013, made by and between the undersigned, Fifth Street Senior Floating Rate Corp., as the Seller (together with its successors and permitted assigns, the “Seller”), and FS Senior Funding LLC, as the Buyer (together with its successors and permitted assigns, the “Buyer”), as assignee thereunder, the undersigned does hereby sell, transfer, convey and assign, set over and otherwise convey to the Buyer, all of the Seller’s right, title and interest in, to and under the following (including, without limitation, all obligations of the lender to fund any Revolving Collateral Loan or Delayed Funding Loan conveyed by the undersigned to Buyer hereunder which obligations Buyer hereby assumes):

(i) the Collateral Loans listed on Schedule I attached hereto (which Schedule I is hereby incorporated by reference in and shall become part of the Loan List referred to as Schedule I in the Agreement), all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the Purchase Date and all Collections and other recoveries thereon, in each case as they arise after the Purchase Date;

(ii) all Liens with respect to the Collateral Loans referred to in clause (i) above;

(iii) all Related Contracts with respect to the Collateral Loans referred to in clause (i) above;

(iv) all collateral security granted under any Related Contracts; and

(v) all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, proceeds and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

Capitalized terms used herein have the meaning given such terms in the Agreement.

This Assignment is made pursuant to and in reliance upon the representations and warranties on the part of the undersigned contained in Article IV of the Agreement and no others.

THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed on the date written above.

FIFTH STREET SENIOR FLOATING RATE CORP.

By: ___________________________________
Name: _________________________________
Title: __________________________________

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